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                                                                   Exhibit 3-137
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Microfilm Number               Filed with the Department of State on APR 12 1994
                --------
                               /s/ [graphic of signature]
Entry Number 25 75508          -------------------------------------------------
                                         Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT
                DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)


Indicate type of domestic corporation (check one):

|x| Business-stock (15 Pa.C.S. ss. 1306)              |_| Management (15 Pa. C.S. ss. 2702)

|_| Business-nonstock (15 Pa.C.S. ss. 2102)           |_| Professional (15 Pa. C.S. ss. 2903)

|_| Business-statutory close (15 Pa.C.S. ss. 2303)    |_| Cooperative (15 Pa. C.S. ss. 7102A)


   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is GMS INSURANCE SERVICES, INC.


2. The (a) address of the corporations's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) 5601 CHESTNUT STREET PHILADELPHIA     PA     19139   PHILADELPHIA
         -----------------------------------------------------------------------
         Number and Street        City        State    Zip        County

     (b) c/o:
             -------------------------------------------------------------------
             Name of Commercial Registered Office Provider        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 10,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

   Name                      Address
   WILLIAM J. VOHS           5601 CHESNUT STREET, PHILADLEPHIA, PA 19139

   HARRY J. COLLINS          5601 CHESNUT STREET, PHILADELPHIA, PA 19139


6.   The specific effective date, if any, is    03      01    94
                                            ------------------------------------
                                               month   day   year   hour, if any

7. Any additional provisions of the articles, if any, attach on 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

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DSCB:15-1306/2102/2303/2702/2903/7102A (Rev 90)-2

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is
                                                                    ------------

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of
Incorporation this        day of MARCH 25, 1994.
                  -------

/s/ William J. Vohs                /s/ Harry J. Collins
-----------------------------      ------------------------------
        (Signature)                        (Signature)
WILLIAM J. VOHS, INCORPORATOR      HARRY J. COLLINS, INCORPORATOR